UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 1, 2014

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THERMON GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

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Delaware	001-35159	27-2228185
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Thermon Drive San Marcos, Texas	78666
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 396-5801

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 1, 2014, each of Rodney Bingham, President and Chief Executive Officer, George Alexander, Executive Vice President, Global Sales, Jay Peterson, Chief Financial Officer and Johannes (René) van der Salm, Senior Vice President, Global Operations (each, individually an “Executive” and collectively, the “Executives”) entered into new employment agreements with Thermon Holding Corp. (the “Company”), a direct subsidiary of Thermon Group Holdings, Inc., as described below. Each Executive was a party to a previous employment agreement that expired on April 30, 2014 pursuant to its own terms.

Each employment agreement provides for an initial term beginning on May 1, 2014 through March 31, 2015 (the “Initial Term”) and will renew automatically for subsequent one-year terms (each, a “Renewal Term”) unless the Executive or the Company provides notice of non-renewal of the agreement at least thirty days prior to the expiration of the Initial Term or any subsequent Renewal Term. The agreements provide for an initial base salary to Messrs. Bingham, Alexander, Peterson and van der Salm of $360,500, $303,850, $257,500 and $215,000, respectively. In addition, if certain annual performance targets are met in the future, to be mutually agreed upon by the Executive and the Board of Directors of the Company, each Executive will be eligible to receive an annual performance-based bonus.

If the Executive resigns his employment with “good reason” or if the Company terminates the Executive’s employment other than for “cause,” death, or “disability” (each as defined in each employment agreement) at any time during the Initial Term or any subsequent Renewal Term or if the Company provides the Executive with a notice of non-renewal effective at the expiration of the Initial Term and should the Company terminate Executive’s employment other than for cause, death or disability or Executive resigns his employment with good reason within twelve months following the expiration of the Initial Term, the Executive is entitled to receive any unpaid base salary and accrued employment benefit through the date of termination, any bonus earned from a prior year but not yet paid, a bonus for the current fiscal year, subject to certain requirements, and continuation of Executive’s base salary for twelve months.

If the Company provides the Executive with a notice of non-renewal and should the Company terminate Executive’s employment other than for cause, death or disability or Executive resigns his employment with good reason within twelve months following the expiration of a Renewal Term, the Executive is entitled to receive any unpaid base salary and accrued employment benefit through the date of termination, any bonus earned from a prior year but not yet paid, a bonus for the current fiscal year, subject to certain requirements, and continuation of Executive’s base salary for six months.

If, within twelve months following a Change In Control (as defined in each employment agreement), the Executive’s employment is terminated by the Company other than for cause, death or disability or if the Executive resigns his employment with good reason, the Executive is entitled to receive any unpaid base salary and accrued employment benefit through the date of termination, any bonus earned from a prior year but not yet paid, a bonus for the current fiscal year, subject to certain requirements, and continuation of Executive’s base salary for eighteen months.

All other terms and conditions of the Executives’ employment agreements are materially unchanged. Copies of the employment agreements between the Company and each Executive are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4. The foregoing description of the material terms of the employment agreements is qualified in its entirety by reference to such exhibits, which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.1	Second Amended and Restated Employment Agreement, effective as of May 1, 2014 between Rodney Bingham and Thermon Holding Corp.
10.2	Second Amended and Restated Employment Agreement, effective as of May 1, 2014 between George Alexander and Thermon Holding Corp.
10.3	Second Amended and Restated Employment Agreement, effective as of May 1, 2014 between Jay Peterson and Thermon Holding Corp.
10.4	Second Amended and Restated Employment Agreement, effective as of May 1, 2014 between Johannes (René) van der Salm and Thermon Holding Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2014	THERMON GROUP HOLDINGS, INC.
	By:	/s/	Jay Peterson
	Name:		Jay Peterson
	Title:		Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit

10.1	Second Amended and Restated Employment Agreement, effective as of May 1, 2014 between Rodney Bingham and Thermon Holding Corp.
10.2	Second Amended and Restated Employment Agreement, effective as of May 1, 2014 between George Alexander and Thermon Holding Corp.
10.3	Second Amended and Restated Employment Agreement, effective as of May 1, 2014 between Jay Peterson and Thermon Holding Corp.
10.4	Second Amended and Restated Employment Agreement, effective as of May 1, 2014 between Johannes (René) van der Salm and Thermon Holding Corp.